Exhibit 5.1

McCarter & English, LLP

Two Tower Center Blvd, 24th Floor

East Brunswick, NJ 08816

October 7, 2022

Iveda Solutions, Inc.

1744 S. Val Vista Drive,

Suite 213

Mesa, Arizona 85204

Re:	Iveda Solutions, Inc.
Registration Statement on Form S-8

Gentlemen:

We have acted as counsel to Iveda Solutions, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) pertaining to the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of 1,652,813 shares (the “Shares”) of the Company’s common stock, $0.00001 par value per share (“Common Stock”), pursuant to the Iveda Solutions, Inc. 2010 Stock Option Plan and the Iveda Solutions, Inc. 2020 Plan (the “Plans”).

In our capacity as counsel to the Company in connection with the matters referred to above, we have examined copies of the following: (i) the Articles of Incorporation of the Company, as amended and currently in effect (the “Articles”), (ii) the By-laws of the Company currently in effect (the “By-laws”), and records of certain of the Company’s corporate proceedings as reflected in its minute books, (iii) the Plan, (iv) a specimen certificate representing the Common Stock and (v) the Registration Statement, in the form it is to be filed with the Securities and Exchange Commission (the “Commission”) as of the date hereof. We have also examined such other documents, papers, authorities and statutes as we have deemed necessary to form the basis of the opinions hereinafter set forth.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or copies, and the authenticity of the originals of such documents. As to certain facts material to this opinion, we have relied upon oral or written statements and representations of officers and other representatives of the Company and certificates of public officials, and such other documents and information as we have deemed necessary or appropriate to enable us to render the opinions expressed below. We have not undertaken any independent investigation to determine the accuracy of any such facts.

We have also assumed that the Company will cause certificates representing Shares issued in the future to be properly executed and delivered and will conform to the specimen certificate examined by us evidencing the Common Stock or, if the Shares are issued in book-entry form, an appropriate account statement evidencing the Shares credited to the recipient’s account maintained with the Company’s transfer agent will be issued by said transfer agent, and that the Company will take all other actions appropriate for the due and proper issuance of such Shares. We have assumed for purposes of this opinion that the Company will receive adequate consideration (not less than par value thereof) for all Shares issued under the Plan. We express no opinion regarding any Shares reacquired by the Company after initial issuance.

Based upon and subject to the qualifications, assumptions and limitations stated in this letter, it is our opinion that the Shares issuable by the Company, under and in accordance with all of the provisions of the Plan, have been duly authorized and will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

We hereby consent to the filing of this opinion with the Commission in connection with the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion letter is limited to the specific legal matters expressly set forth herein and is limited to present statutes, regulations and administrative and judicial interpretations. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or regulations.

Very truly yours,

McCarter & English, LLP

/s/ McCarter & English, LLP